UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 3, 2006
                                                         ----------------


                             AMERICAN BILTRITE INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


              Delaware                   1-4773              04-1701350
    ----------------------------       -----------         -------------
    (State or other jurisdiction       (Commission         (IRS Employer
          of Incorporation)             File No.)       Identification No.)


           57 River Street, Wellesley Hills, Massachusetts 02481-2097
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (781) 237-6655
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 3, 2005, American Biltrite Inc.'s majority-owned subsidiary Congoleum Corporation ("Congoleum") filed a further modified plan of reorganization, disclosure statement and related documents with the Bankruptcy Court. Under the terms of the proposed modified plan, on the effective date of the plan, Congoleum would make a contribution to the plan trust that would be established upon the effective date of the plan consisting of: (1) 3.8 million shares of Congoleum Class A common stock, (2) preferred stock or a promissory note to be issued by reorganized Congoleum that would have an initial liquidation preference or principal amount, as applicable, of $2,738,234.75, which amount would be subject to further increase at a future date based on the market capitalization of reorganized Congoleum, and upon a specified default of the obligation to pay dividends or interest, as applicable, and a failure to cure such default within any applicable cure period, would be convertible into an additional number of shares of Congoleum Class A common stock that, when combined with the 3.8 million shares of Congoleum Class A common stock referred to above, would result in the plan trust owning 51% of the voting common shares of reorganized Congoleum on a fully diluted basis, and (3) a cash contribution in an amount equal to $7.3 million plus 50% of the amount of interest accrued on Congoleum's 8 5/8% Senior Notes Due 2008 (the "Congoleum Senior Notes") from December 31, 2003 through and including the effective date of the plan. Under the proposed modified plan, the plan trust would also be funded by proceeds from Congoleum's insurance policies. Congoleum's insurance settlements to date amount to approximately $164 million and American Biltrite Inc. understands that further settlements are under negotiation. The proposed modified plan of reorganization also would provide that interest accrued on the Congoleum Senior Notes from December 31, 2003 through and including the effective date of the plan would be forgiven, and the maturity date of the Congoleum Senior Notes would be extended by three years to August 1, 2011. The proposed modified plan provides that unpaid pre-petition interest on the Congoleum Senior Notes would be paid when the plan becomes effective.

In addition, the proposed modified plan of reorganization revises the proposed arrangements under which different groups of asbestos claimants would share in the insurance proceeds and other assets of the plan trust to be formed to pay asbestos claims against Congoleum and the procedures the plan trust would follow for payment of claims.

The foregoing description of Congoleum's proposed modified plan of reorganization does not purport to be complete, does not address all the matters impacting Congoleum and American Biltrite Inc. under that plan and is subject to, and qualified in its entirety by, the Seventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of February 3, 2006, and the proposed Disclosure Statement relating thereto, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Forward-Looking Statements

Some of the information presented in this Current Report on Form 8-K constitutes "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These forward-looking statements are based on American Biltrite Inc.'s expectations, and American Biltrite Inc.'s understanding of Congoleum's expectations, as of the date of this report, of future events, and American Biltrite Inc. undertakes no obligation to update any of these forward-looking statements except as required by the federal securities laws. Although American Biltrite Inc. believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that Congoleum will be successful in obtaining confirmation of its proposed modified Chapter 11 plan of reorganization in a timely manner or at all. Any alternative plan of reorganization pursued by Congoleum or any other party in interest or confirmed by the bankruptcy court could vary significantly from the version of the plan currently being pursued by Congoleum, including with respect to the matters described in this report, and there can be no assurance as to how the equity interests of Congoleum, including shares of Congoleum common stock owned by American Biltrite Inc., and American Biltrite Inc.'s intercompany arrangements with and claims against Congoleum ultimately will be treated under any Congoleum plan of reorganization that may be confirmed in the Chapter 11 case. Furthermore, the estimated costs and contributions required to confirm and to effect the proposed modified plan of reorganization or an alternative plan could be significantly greater than currently estimated. Any plan of reorganization pursued by Congoleum will be subject to numerous conditions, approvals and other requirements, including bankruptcy court approvals, and there can be no assurance that such conditions, approvals and other requirements will be satisfied or obtained.

Some additional factors that could cause actual results to differ from Congoleum's and American Biltrite Inc.'s objectives for resolving asbestos liability include: (i) the future cost and timing of estimated asbestos liabilities and payments; (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for Congoleum and American Biltrite Inc. for asbestos-related claims;
(iii) the costs relating to the execution and implementation of any plan of reorganization pursued by Congoleum; (iv) timely reaching an agreement with other creditors, or classes of creditors, that exist or may emerge; (v) American Biltrite Inc.'s and Congoleum's satisfaction of the conditions and obligations under their respective outstanding debt instruments, and amendment of those outstanding debt instruments, as necessary, to permit Congoleum and American Biltrite Inc. to satisfy their obligations under Congoleum's proposed plan of reorganization; (vi) the response from time-to-time of American Biltrite Inc.'s and Congoleum's lenders, customers, suppliers and other constituencies to the Chapter 11 process and related developments arising from the strategy to settle asbestos liability; (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms; (viii) timely obtaining sufficient creditor and court approval of any reorganization plan and the overruling by the bankruptcy court of any objections that may be filed to


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

the plan; (ix) developments in, costs associated with and the outcome of insurance coverage litigation pending in New Jersey State Court involving Congoleum and certain insurers; (x) developments in, and the outcome of, proposed federal legislation that, if adopted, would establish a national trust to provide compensation to victims of asbestos-related injuries that would be funded in part by assessments against companies with asbestos-related liabilities such as American Biltrite Inc. and Congoleum; and (xi) compliance with the Bankruptcy Code, including section 524(g). In addition, in view of American Biltrite Inc.'s relationships with Congoleum, American Biltrite Inc. could be affected by Congoleum's negotiations, and there can be no assurance as to what that impact, positive or negative, might be. In any event, the failure of Congoleum to obtain confirmation and consummation of its anticipated Chapter 11 plan of reorganization would have a material adverse effect on Congoleum's business, results of operations or financial condition and could have a material adverse effect on American Biltrite Inc.'s business, results of operations or financial condition. In addition, any Congoleum plan of reorganization that significantly dilutes or otherwise reduces American Biltrite Inc.'s equity interest in Congoleum or which treats American Biltrite Inc.'s intercompany arrangements with and claims against Congoleum in a manner adverse to American Biltrite Inc. could have a material adverse effect on American Biltrite Inc.'s business, results of operations or financial condition. Other factors that could cause or contribute to actual results differing from American Biltrite Inc.'s expectations include those factors discussed in American Biltrite Inc.'s other filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

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EXHIBIT NO.                              DESCRIPTION
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    99.1     Seventh Modified Joint Plan of Reorganization Under Chapter 11 of
             the Bankruptcy Code of Congoleum Corporation, et al., dated as of February 3, 2006
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    99.2     Proposed Disclosure Statement with respect to the Seventh Modified
             Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of February 3, 2006
--------------------------------------------------------------------------------


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 9, 2006                  AMERICAN BILTRITE INC.


                                         By: /s/ Howard N. Feist III
                                             --------------------------
                                            Name:  Howard N. Feist III
                                            Title: Chief Financial Officer

                                EXHIBIT INDEX

--------------------------------------------------------------------------------
EXHIBIT NO.                              DESCRIPTION
--------------------------------------------------------------------------------
    99.1 Seventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of February 3, 2006
--------------------------------------------------------------------------------
    99.2 Proposed Disclosure Statement with respect to the Seventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of February 3, 2006
--------------------------------------------------------------------------------